AMENDMENT TO DISTRIBUTION AGREEMENT

                                 April 11, 2003

Credit Suisse Asset Management
     Securities, Inc.
466 Lexington Avenue
New York, New York  10017-3147
Ladies and Gentlemen:

                  Pursuant to Section 13 of the Distribution Agreement (the "Distribution Agreement") by and between Credit Suisse Opportunity Funds (formerly DLJ Opportunity Funds) (the "Trust"), on behalf each series thereof (each a "Fund" and together the "Funds"), and Credit Suisse Asset Management Securities, Inc., dated December 18, 2000, the Distribution Agreement is hereby amended to delete Section 9 and replace it in its entirety by the following:

                  9. With respect to the Common Class, Class A, Class B and Class C Shares (as applicable), each Fund will compensate the Distributor for its services in connection with distribution of Shares by the Distributor in accordance with the terms of any plan of distribution (each a "Plan" and, together, the "Plans") adopted by the Trust on behalf of the Funds pursuant to Rule 12b-1 under the 1940 Act, as such Plans may be in effect from time to time, at the rates set forth in Schedule A to this Agreement. The Trust reserves the right to modify or terminate such Plans at any time as specified in the Plans and Rule 12b-1, and this Section 9 shall thereupon be modified or terminated to the same extent without further action of the parties. In addition, this Section 9 and Schedule A to it may be modified or terminated by the Trustees as set forth in Section 13 hereof. The persons authorized to direct the payment of funds pursuant to this Agreement and the Plans shall provide the Trust's Boards of Trustees, and the Trustees shall review, at least quarterly a written report of the amounts so paid and the purposes for which such expenditures were made. The amounts paid under this Agreement are in addition to the amount of any initial sales charge or contingent deferred sales charge, if any, paid to the Distributor pursuant to the terms of the Fund's Registration Statement as in effect from time to time.

                  In addition, the Distribution Agreement is hereby amended to change the name of the Trust from DLJ Opportunity Funds to Credit Suisse Opportunity Funds.

                  Except as expressly amended by this Amendment, the Distribution Agreement shall remain in full force and effect as the same was in effect immediately prior to the effectiveness of this Amendment. All references in the Distribution Agreement to "this Agreement" shall be deemed to refer to the Distribution Agreement as amended by this Amendment.

                  Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

                                    Very truly yours,
                                    CREDIT SUISSE OPPORTUNITY FUNDS



                                    By:  /s/Hal Liebes
                                         --------------
                                         Name:  Hal Liebes
                                         Title: Vice President and Secretary

Accepted:

CREDIT SUISSE ASSET MANAGEMENT
SECURITIES, INC.


By:   /s/Hal Liebes
      --------------
      Name:  Hal Liebes
      Title:    Secretary

                    SCHEDULE A TO THE DISTRIBUTION AGREEMENT

             DATED DECEMBER 18, 2000, AS AMENDED ON _________, 2003


------------------------- ---------------------- ----------------------- ---------------------- ----------------------
FUND                      COMMON CLASS           CLASS A                 CLASS B                CLASS C
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
HIGH INCOME               0.25%                  0.30%                   1.00%                  1.00%
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
INTERNATIONAL             0.25%                  0.25%                   1.00%                  1.00%
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
MUNICIPAL MONEY           N/A                    0.25%                   N/A                    N/A
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
U.S. GOVERNMENT MONEY     N/A                    0.25%                   N/A                    N/A
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
